ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS

FISCAL 2005 THIRD QUARTER RESULTS

	Third Quarter Fiscal 2005	Third Quarter Fiscal 2004	Variance
Revenue ($m)	89.5	81.9	+9.2%
Gross Profit ($m)	26.2	23.6	+11.1%
Gross Margin %	29.3%	28.8%
Diluted EPS ($)	0.10	0.10

NEW YORK, NY (August 11, 2005) – Allied Healthcare International Inc. (Nasdaq: AHCI), a leading provider of flexible healthcare staffing services in the United Kingdom, reported revenue of $89.5 million for the third fiscal quarter of 2005 compared to $81.9 million in the third fiscal quarter of 2004, an increase in revenue of 9.2%.

Gross profit for the fiscal third quarter ended June 30, 2005 rose 11.1% to $26.2 million compared to $23.6 million for the comparable period last year. Gross profit margin remained strong at 29.3% in the fiscal third quarter 2005, compared with 28.8% during the same period last year.

Net income available to common shareholders for the quarter ended June 30, 2005 was $4.7 million, or $0.10 per diluted share, compared with net income available to common shareholders of $2.2 million, or $0.10 per diluted share for the comparable period in fiscal 2004.

Revenue for the nine months ended June 30, 2005 rose 10.9% to $266.9 million, compared with $240.6 million in fiscal 2004. Gross profit rose 13.4% to $77.6 million compared with $68.4 million for the comparable period last year. Net income available to common shareholders for the nine months ended June 30, 2005 was $14.5 million, or $0.32 per diluted share, compared with net income available to common shareholders of $4.5 million, or $0.20 per diluted share for the comparable period in fiscal 2004. On a comparable basis (see table attached), EPS for the year to date grew by 39%.

Net income available to common shareholders and diluted per share amounts are after giving effect to preferred stock transactions.

Also included in the results for the third quarter and first nine months of fiscal 2005 are the favorable effects of changes in foreign exchange.

During the third quarter, the Company completed four acquisitions of Social Services agencies. The initial consideration, excluding contingent payments, for these acquisitions was $4.0 million.

Also during the third quarter, Allied Healthcare's subsidiary, Allied Oxycare/Medigas, was selected as one of four companies to be awarded contracts to provide home oxygen service in 10 National Health Service (NHS) home oxygen service regions in England. It is expected these contracts will commence in February 2006. As a part of these contracts, Oxycare/Medigas was awarded 2 of the 10 regions covering South London and the South East of England.

"We at Allied Healthcare are very pleased with the results of the fiscal third quarter. We continue to substantially outperform our competitors and increase our revenues through the successful combination of organic growth and the continued execution of our acquisition strategy in the Social Services and Homecare sectors," commented Chairman and CEO Tim Aitken. "The positive outcome of this quarter is further evidence of our on-going commitment to building a sales-focused, results-oriented organization to aggressively pursue growth opportunities in our industry," stated Mr. Aitken.

Allied Healthcare International Inc.
Fiscal 2005 Third Quarter Results

In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles ("GAAP"), this press release also discloses non-GAAP results of operations that exclude or include certain charges. These non-GAAP measures adjust for charges that are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company's results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Management also uses these non-GAAP measures internally to assess the performance of its business and to establish operational goals. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

Allied Healthcare invites all those interested in hearing management's discussion of the quarterly results to join the call by dialing 877-407-9205 on Thursday, August 11, 2005 at 10:00 AM EST. International participants may access the call by dialing 201-689-8054. A replay will be available for one week following the call by dialing 877-660-6853 for domestic participants and 201-612-7415 for international participants and entering passcode 286 and conference ID number 162393 when prompted. Participants may also access a live webcast of the conference call through the investor relations section of Allied Healthcare's website, www.alliedhealthcare.com by clicking on the news and press section, then selecting investor relations to access the link to the call.

ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.

Allied Healthcare International Inc. (http://www.alliedhealthcare.com) is a leading provider of flexible healthcare staffing services in the United Kingdom. Allied operates a community-based network of approximately 120 branches with the capacity to provide carers (known as home health aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the U.K. population. Allied meets the needs of Private Patients, Community Care, Nursing Homes and Hospitals. The Company also supplies medical-grade oxygen for use in respiratory therapy in the U.K. pharmacy market and to private patients in Northern Ireland.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: Allied's ability to continue to recruit and retain qualified flexible healthcare staff; ability to enter into contracts with hospitals and other healthcare facility customers on terms attractive to Allied; the general level of patient occupancy at hospital and healthcare facilities of Allied's customers; the ability to successfully implement acquisition and integration strategies; dependence on the proper functioning of Allied's information systems; the effect of existing or future government regulation of the healthcare industry, and ability to comply with these regulations; the impact of medical malpractice and other claims asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenue and profitability; the ability to use net operating loss carry forwards to offset net income; and the impairment of goodwill, of which Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Allied Healthcare International Inc.
Fiscal 2005 Third Quarter Results

For further information:
Allied Healthcare Contact:	Investor Contact:
Charles Murphy	Kate McNeil/ John Nesbett
Chief Financial Officer	The Investor Relations Group
(212) 750-0064	(212) 825-3210
charlesmurphy@alliedhealthcare.com

- FINANCIAL TABLE ATTACHED -

- more -

Allied Healthcare International Inc.
Fiscal 2005 Third Quarter Results

ALLIED HEALTHCARE INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Total revenues	$89,483	$81,914	$266,861	$240,624
Gross profit	26,215	23,586	77,625	68,429
Selling, general and administrative expenses	18,259	15,429	53,509	47,998
Operating income	7,956	8,157	24,116	20,431
Interest and other expense, net	1,307	2,550	3,250	7,753
Foreign exchange loss	68	17	79	46
Income before income taxes	6,581	5,590	20,787	12,632
Provision for income taxes	1,927	2,291	6,251	4,928
Net income	4,654	3,299	14,536	7,704
Redeemable preferred dividends and accretion	—	1,091	—	3,216
Net income available to common shareholders	$4,654	$2,208	$14,536	$4,488
Basic income available to common shareholders per share of common stock	$0.10	$0.10	$0.33	$0.20
Diluted income available to common shareholders per share of common stock	$0.10	$0.10	$0.32	$0.20
Weighted average number of common shares outstanding:
Basic	44,830	22,191	44,629	22,183
Diluted	45,329	22,818	45,147	22,953

Reconciliation of Reported Net Income to Adjusted Net Income:
	Three Months Ended		Nine Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Reported net income available to common shareholders	$4,654	$2,208	$14,536	$4,488
Compensation charges	—	—	—	860
Adjusted net income available to common shareholders	$4,654	$2,208	$14,536	$5,348

Reconciliation of Reported Net Income Per Share to Adjusted Net Income Per Diluted Share:
	Three Months Ended		Nine Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Reported net income per share available to common shareholders	$0.10	$0.10	$0.32	$0.20
Add back: per share effect of compensation charges	—	—	—	0.03
Adjusted net income per share available to common shareholders	$0.10	$0.10	$0.32	$0.23